Exhibit (21)

Subsidiaries of Eastman Kodak Company

Companies Consolidated	Organized Under Laws of:
Eastman Kodak Company	New Jersey
Kodak Canada ULC	Canada/British Columbia
1680382 Ontario Limited	Canada/Ontario
Kodak Argentina S.A.I.C.	Argentina
Kodak Chilena S.A.F.	Chile
Kodak Americas, Ltd.	New York
Kodak Venezuela, S.A.	Venezuela
Kodak (Near East), Inc.	New York
Kodak (Singapore) Pte. Limited	Singapore
Kodak Philippines, Ltd.	New York
Kodak (Malaysia) Sdn. Bhd.	Malaysia
Kodak Limited	UK
Kodak India Private Limited	India
Kodak International Finance Limited	UK
Kodak Graphic Communications Limited	UK
Horsell Graphic Industries Ltd.	UK
KP Services (Jersey) Limited	Jersey, Channel Islands
Kodak Polska Sp.zo.o	Poland
Kodak OOO	Russia
Kodak	France
Laboratories Kodak S.A.S.	France
Kodak Holding GmbH	Germany
Kodak Graphic Communications GmbH	Germany
Kodak Graphic Communications EAD	Bulgaria
Kodak GmbH	Germany
Kodak Unterstützungsgesellschaft mbH	Germany
Eastman Kodak Holdings B.V.	Netherlands
Eastman Kodak Sarl	Switzerland
Kodak Brasileira Comércio de Produtos para Imagem e Serviços Ltda.	Brazil
Kodak da Amazônia Indústria e Comércio Ltda.	Brazil
Creo Asia Pacific Limited	Hong Kong
Kodak Nederland B.V.	Netherlands
Kodak (Hong Kong) Limited	Hong Kong
KodakIT (Singapore) Pte. Ltd.	Singapore
KodakIT UK Limited	United Kingdom
Kodak IL Ltd.	Israel
Kodak (China) Limited	Hong Kong
Kodak (Guangzhou) Technology Service Company Limited	China
Kodak (Shanghai) International Trading Co. Ltd.	China
Kodak (China) Investment Company Limited	China
Kodak Electronic Products (Shanghai) Company Limited	China
Shanghai Da Hai Camera Co., Ltd.	China
Kodak (China) Company Limited	China
Kodak (China) Graphic Communications Company Ltd.	China
Kodak (Xiamen) Digital Imaging Products Company	China
Kodak (Wuxi) Company Limited	China

Kodak (Xiamen) Company Limited	China
Kodak Polychrome Graphics Company Ltd.	Barbados
Kodak Japan Ltd.	Japan
RPB Marketing Company	Japan
Yamanashi RPB Supply Co.	Japan
KPG Finance (Barbados) SRL	Barbados
Kodak Polychrome Graphics China Co. Ltd.	China
Kodak Polychrome Graphics Cono Sur SA	Uruguay
Kodak Polychrome Graphics Export SAFI	Uruguay
Kodak Polychrome Graphics Madeira Servicos Ltd.	Barbados
Kodak Korea Ltd.	Korea (South)
Kodak New Zealand Limited	New Zealand
Kodak (Australasia) Pty. Ltd.	Australia
Eastman Kodak International Capital Company, Inc.	Delaware
Kodak de Mexico S.A. de C.V.	Mexico
Kodak Mexicana S.A.de C.V.	Mexico
Kodak de Colombia, SAS	Colombia
Kodak A/S	Denmark
Kodak SA/NV	Belgium
Kodak Societe Anonyme	Switzerland
Kodak (Thailand) Limited	Thailand
Kodak GmbH	Austria
Kodak Oy	Finland
Kodak S.p.A.	Italy
Kodak, S.A.	Spain
Kodak Nordic AB	Sweden
FPC Inc.	California
Far East Development Ltd.	Delaware
NPEC Inc.	California
Kodak Realty, Inc.	New York
Laser-Pacific Media Corporation	Delaware
Qualex Inc.	Delaware